Exhibit  23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To  the  Board  of  Directors
iBIZ  Technology  Corporation


As independent certified public accountants, we hereby consent to the use of our report dated February 8, 2002 with respect to the financial statements of iBIZ Technology included in their annual report on Form 10-KSB filed on February 27, 2002 with the Securities Exchange Commission, and incorporated by reference into this Registrations Statement on Form S-8.




/S/  Stanley  Moffitt
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     Stanley  Moffitt